Exhibit 99.1

OptimizeRx Corporation announces Q3 2014 Earnings Call Details

ROCHESTER, MI -- 11/6/14 -- OPTIMIZERx Corp. (OTCQB: OPRX) announced that it will hold its Q3 2014 earnings call on Thursday, November 13, 2014 at 11:30 am Eastern Time. The call details are:

Toll-Free Dial-In Number: 1 (866) 593-0056 or toll: +1 (937) 641-0555
Provide Conference ID: 32421148 to the operator.

During the call, the Company will discuss its results for the quarter and nine month periods ended September 30, 2014, including quarter over quarter revenue growth, as well as revenue growth over both prior year periods, anticipated upcoming new EHR launches, and other business developments. The Company expects to file its quarterly report on Form 10Q and distribute a more detailed release on November 13th prior to the call.

About OptimizeRx Corp
OPTIMIZERx Corp. (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand patient awareness, access and adherence to their medications. For more information, please go to www.optimizerxcorp.com or www.samplemd.com.

'SAFE HARBOR'
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Contact:

OptimizeRx
Doug Baker

dbaker@samplemd.com
248-651-6568 x807